UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 24, 2010

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	1-7784 (Commission File Number)	72-0651161 (I.R.S. Employer Identification No.)

100 CenturyLink Drive, Monroe, Louisiana 71203

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (318) 388-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 24, 2010, CenturyLink, Inc. (“CenturyLink”) held a special meeting of shareholders to vote on a proposal to approve the issuance of CenturyLink common stock to stockholders of Qwest Communications International Inc. (“Qwest”) in connection with the merger contemplated by CenturyLink and Qwest under the terms of the Agreement and Plan of Merger dated April 21, 2010.  Upon completion of the merger of a wholly owned subsidiary of CenturyLink with and into Qwest, CenturyLink will acquire Qwest, and Qwest will become a wholly owned subsidiary of CenturyLink.

Shareholders present in person or by proxy voted on the proposal to approve the issuance of CenturyLink common stock to Qwest stockholders in connection with the pending merger as follows:

For	208,681,304
Against	1,724,885
Abstain	4,271,524

Item 8.01	Other Events.

On August 24, 2010, shareholders of CenturyLink and Qwest approved all proposals related to the merger between CenturyLink and Qwest.  For additional information, see the accompanying press release included herein as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release announcing shareholder approval of merger between CenturyLink and Qwest.

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURYLINK, INC.
Dated: August 27, 2010	/s/ Neil A. Sweasy
Neil A. Sweasy
Vice President and Controller